UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2011

NEXCORE HEALTHCARE CAPITAL CORP
(Exact name of registrant as specified in its charter)

Delaware	000-50764	20-0003432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Eighteenth Street, Suite 250, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 244-0700

CapTerra Financial Group, Inc.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

         References in this document to “us,” “we,” or “the Company” refer to NEXCORE HEALTHCARE CAPITAL CORP and our subsidiaries. This Current Report contains forward-looking statements within the meaning of the Federal securities laws. These forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. Forward-looking statements can be identified by use of words such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and “continue,” the negative of these terms, or other comparable terminology. The forward looking statements in this Current Report include statements regarding our future business plan, the type and number of investments we plan to make, and whether and to what extent we may engage in joint venture opportunities. These forward-looking statements are subject to risks and uncertainties including pricing in the healthcare real estate industry, the cost and availability of financing, risks associated with the healthcare industry in the United States such as reimbursements and regulatory uncertainty, as well as the Risk Factors set forth in our periodic SEC filings. These and other factors could affect our future financial condition and operating results and could cause actual results to differ materially from the forward-looking statements made in this report or elsewhere by us or on our behalf. We undertake no obligation to revise or update any forward-looking statements.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On April 1, 2011, NexCore Healthcare Capital Corp f/k/a CapTerra Financial Group, Inc. (the “Company”) changed its state of incorporation from Colorado to Delaware (the “Reincorporation”) pursuant to the Agreement and Plan of Merger, dated March 31, 2011 (the “Plan of Merger”). The Reincorporation was accomplished by the filing of (i) a statement of merger (the “Colorado Statement of Merger”) with the Colorado Secretary of State, and (ii) a certificate of merger (the “Delaware Certificate of Merger”) and a certificate of incorporation (the “Delaware Certificate of Incorporation”) with the Delaware Secretary of State. Pursuant to the Plan of Merger, the Company’s board of directors also adopted new bylaws in the form attached as Exhibit 3.2 hereto (the “Delaware Bylaws”).

The Reincorporation was previously submitted to a vote of, and approved by, the Company’s stockholders by written consent in lieu of a meeting. Upon the effectiveness of the Reincorporation:

•	the name of the corporation changed from CapTerra Financial Group, Inc. to NexCore Healthcare Capital Corp;

•

the affairs of the Company ceased to be governed by Colorado law, the Company’s previous Articles of Incorporation and the Company’s previous Bylaws, and the affairs of the Company became subject to Delaware law, the Delaware Certificate of Incorporation and the Delaware Bylaws;

•

the resulting Delaware corporation (i) is deemed to be the same entity as the Colorado corporation for all purposes under the laws of Delaware, (ii) continues to have all of the rights, privileges and powers of the Colorado corporation, (iii) continues to possess all properties of the Colorado corporation, and (iv) continues to have all of the debts, liabilities and obligations of the Colorado corporation;

•

each outstanding share of the Colorado corporation’s common stock was automatically converted into one outstanding share of the Delaware corporation’s common stock, and each outstanding option, warrant or other right to acquire shares of the Colorado corporation’s common stock was automatically converted into one outstanding option, warrant or other right to acquire shares of the Delaware corporation’s common stock;

•

each employee benefit plan, incentive compensation plan or other similar plan of the Colorado corporation continues to be an employee benefit plan, incentive compensation plan or other similar plan of the Delaware corporation; and

•	each director and officer of the Colorado corporation continues to hold his respective offices with the Delaware corporation.

                The Reincorporation effected a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described in our Information Statement filed with the SEC on Schedule 14C on March 7, 2011 (the “Information Statement”), under the section entitled “Comparison of Shareholder Rights Before and After the Reincorporation.”  Please see the Information Statement for further information.

The Reincorporation is not expected to affect any of the Company’s contracts with any third parties, and the Company’s rights and obligations under such contractual arrangements will continue as rights and obligations of the Company after the Reincorporation.  The Reincorporation itself will not result in any change in headquarters, business, jobs, management, location of any of the Company’s offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation) of the Company.

            The foregoing description of the Plan of Merger, the Colorado Statement of Merger, the Delaware Certificate of Merger, the Delaware Certificate of Incorporation and the Delaware Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of Plan of Merger, the Colorado Statement of Merger, the Delaware Certificate of Merger, the Delaware Certificate of Incorporation and the Delaware Bylaws.

ITEM 9.01	EXHIBITS.
Exhibit Number	Description
3.1 3.2	Delaware Certificate of Incorporation Delaware Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2011		NexCore Healthcare Capital Corp
	By:	/s/ James W. Creamer III
James W. Creamer III Chief Financial Officer